Exhibit 99.3

MAX CAPITAL GROUP LTD. ANNOUNCES $0.09 DIVIDEND

HAMILTON, BERMUDA, November 5, 2007—Max Capital Group Ltd. (NASDAQ: MXGL; BSX: MXGL BH) announced today that the Company’s Board of Directors, at a meeting held on November 1, 2007, declared a dividend of $0.09 per share. The dividend is payable on November 29, 2007, to shareholders of record as of November 15, 2007.

Max Capital Group Ltd., through its operating subsidiaries, provides specialty insurance and reinsurance products to corporations, public entities, property and casualty insurers and life and health insurers.

This release includes statements about future economic performance, finances, expectations, plans and prospects of the Company that constitute forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties, including those described on the Company’s Form 10-K and Form 10-Q filed with the SEC, that could cause actual results to differ materially from those suggested by such statements, including the risk that the SEC’s view of the conclusions reached by the Audit and Risk Management Committee of the Company’s Board of Directors in connection with the internal review of three finite risk retrocessional contracts written in 2001 and 2003, which caused the Company to restate its audited financial statements for the years ended December 31, 2005, 2004, 2003, 2002 and 2001 and unaudited financial statements for the periods ended March 31, 2006, and June 30, 2006, may differ, perhaps materially, and result in material changes to information contained in the Company’s past SEC filings, including financial statements and financial information. For further information regarding cautionary statements and factors affecting future results, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, and other documents filed by the Company with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement whether as a result of new information, future developments or otherwise.

Contacts
N. James Tees	Roy Winnick
Executive Vice President	Kekst and Company
jim.tees@maxcapgroup.com	roy-winnick@kekst.com
1-441-295-8800	1-212-521-4842